UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIG ROCK PARTNERS ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	82-2844431
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2645 N. Federal Highway, Suite 230, Delray Beach, Florida 33483	33483
(Address of principal executive offices)	(Zip Code)

Copies of communications to: Michael Francis Christina C. Russo Akerman LLP 350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, Florida 33301 Telephone: (954) 463-2700

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, one Right and one-half of one Warrant	The NASDAQ Stock Market LLC
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one share of Common Stock	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Form S-1; File No. 333-220947.

Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, rights exchangeable into one-tenth of one share of common stock and warrants to purchase shares of common stock of Big Rock Partners Acquisition Corp. (the “Company”). The description of the units, common stock, rights and warrants contained in the section titled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-220947) filed with the Securities and Exchange Commission on October 13, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1).
3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement).
3.3	By-laws (incorporated by reference to Exhibit 3.3 to the Registration Statement).
3.4	Form of Amended and Restated By-laws (incorporated by reference to Exhibit 3.4 to the Registration Statement).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement).
4.3	Specimen Right Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement).
4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Registration Statement).
4.5	Form of Right Agreement between Continental Stock Transfer & Trust Company and Registrant (incorporated by reference to Exhibit 4.5 to the Registration Statement).
4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.6 to the Registration Statement).
4.7	Form of Unit Purchase Option (incorporated by reference to Exhibit 4.7 to the Registration Statement).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.2 to the Registration Statement).
10.2	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholder (incorporated by reference to Exhibit 10.3 to the Registration Statement).
10.3	Form of Registration Rights Agreement among the Registrant and the Initial Stockholder (incorporated by reference to Exhibit 10.4 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIG ROCK PARTNERS ACQUISITION CORP. By: /s/ Richard Ackerman Name: Richard Ackerman Title: Chairman, President and Chief Executive Officer

Date: November 20, 2017

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